FELCOR LODGING TRUST

VOTE BY INTERNET - www.fcrvote.com/fch
Visit the Internet voting website at http://www.fcrvote.com/fch. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m. (EDT) on August 14, 2017.

VOTE BY PHONE - 1-866-291-7335
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-866-291-7335, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 11:59 p.m. (EDT) on August 14, 2017.

VOTE BY MAIL
Simply sign and date your proxy card and return it in the enclosed postage-paid envelope to First Coast Results Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911. If you are voting by telephone or the Internet, please do not mail your proxy card.

THE PROXY STATEMENT, AS WELL AS OTHER PROXY MATERIALS DISTRIBUTED BY FELCOR LODGING TRUST INCORPORATED ARE AVAILABLE FREE OF CHARGE ONLINE AT **WWW.FCRVOTE.COM/FCH**

Control Number ➡

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FelCor Lodging Trust Incorporated

PROXY

The FelCor Board recommends that the FelCor common stockholders vote "FOR" the REIT Merger Proposal, "FOR" the FelCor Compensation Proposal and "FOR" the FelCor Adjournment Proposal.

	For	Against	Abstain
1. To consider and vote on a proposal (the "REIT Merger Proposal") to approve the business combination transaction in which FelCor Lodging Trust Incorporated ("FelCor") merges with and into Rangers Sub I, LLC ("REIT Merger Sub") related to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 23, 2017, among FelCor, FelCor Lodging Limited Partnership, RLJ Lodging Trust, RLJ Lodging Trust, L.P., REIT Merger Sub and Rangers Sub II, LP, as it may be amended from time to time, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this proxy card.	☐	☐	☐
2. To consider and vote on a non-binding advisory proposal to approve compensation arrangements for certain FelCor executive officers in connection with the Merger Agreement, and the transactions contemplated thereby (the "FelCor Compensation Proposal").	☐	☐	☐
3. To consider and vote on a proposal to approve the adjournment of the FelCor special meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the REIT Merger Proposal (the "FelCor Adjournment Proposal").	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date
Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on August 15, 2017: The Proxy Statement is available online at www.fcrvote.com/fch PROXY FELCOR LODGING TRUST INCORPORATED PROXY FOR THE 2017 SPECIAL MEETING OF STOCKHOLDERS To be held Monday, August 15, 2017 5:00 p.m., Central Time THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Steven R. Goldman and Jonathan H. Yellen or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to represent and to vote all shares of stock Special Meeting of Stockholders 5:00 p.m., Central Time, on of FelCor Lodging Trust Incorporated that the undersigned is/are entitled to vote at the to be held at 125 E. John Carpenter Freeway, Suite 1600, Irving, Texas 75062, at August 15, 2017 and any adjournment or postponement thereof, as specified on the reverse side, hereby revoking any proxies previously executed by the undersigned for the Special Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMEDATIONS MADE BY OUR BOARD OF DIRECTORS AS INDICATED IN OUR PROXY STATEMENT. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.